                                    EXHIBIT 1

                                  NEWS RELEASE


FOR IMMEDIATE RELEASE
---------------------

James G. Gingerich                                              October 25, 2001
Executive Vice President and Chief Financial Officer                   IT-02-010
(905) 760-9706


           INTERTAN REPORTS FISCAL FIRST QUARTER EARNINGS PER SHARE OF
                           $0.14 BEFORE RESTRUCTURING
        LOCAL CURRENCY SALES UP 2% WITH A COMPARABLE-STORE INCREASE OF 1%
                    Also Announces Another 10% Share Buyback


TORONTO, Oct. 25, 2001--InterTAN, Inc. (NYSE: ITN; TSE: ITA), a leading consumer electronics retailer of both private label and nationally branded products, today reported its results for the first fiscal quarter of the year ending June 30, 2002, and further reported that it has now completed the share buyback announced on August 16 and is now announcing an additional repurchase of 2,600,000 shares, about 10% of outstanding shares, subject to appropriate market conditions and obtaining applicable securities regulators' approval.

Sales at RadioShack Canada for the quarter in U.S. dollars were $90,365,000. Measured in local currency, this represented an increase over the prior year of 2%. Computed on the same basis, comparable store sales increased by 1%. Had sales of computer hardware been even with the last year's first financial quarter, the Company would have reported a local currency sales increase of 5%. The sales comparison in U.S. dollars was adversely affected by a 4% decline in the value of the Canadian dollar over the first quarter of fiscal year 2001.

Excluding the effects of a previously announced restructuring charge, net income for the quarter was $4,039,000 or $0.14 per diluted share. Last year, excluding the results of its former subsidiary in Australia, net income was $4,498,000, or $0.16 per diluted share. The effect of the restructuring charge on earnings this year was $0.07 per diluted share. The Company expects that the action taken which resulted in this charge will produce an annualized savings of more than $0.03 per diluted share, beginning with its upcoming third fiscal quarter. Including the restructuring charge, net income for the quarter was $1,856,000, or $0.07 per diluted share. A year ago, net income, including the results of the Company's former and now divested subsidiary in Australia, was $5,325,000, or $0.18 per diluted share.

The table below compares the U.S. dollar sales, operating income and net income for the three months ended September 30, 2001 with the comparable prior year period, excluding the restructuring charge and related tax effects and the results of the Australian subsidiary:

                                                                  Three months ended
(U.S. dollars in thousands, except Canadian sales and                September 30
                                                               ------------------------
   per share amounts)                                             2001          2000
                                                               ------------------------
Sales and other operating revenues                             $  90,365      $ 119,951
Adjustments
     Sales of Australian subsidiary                                    -        (27,092)
                                                               ---------      ---------

Canadian sales, in U.S. dollars                                $  90,365      $  92,859
                                                               =========      =========

Canadian sales, in Canadian dollars                            $ 139,768      $ 137,619
                                                               =========      =========

Operating income                                               $   3,250      $   9,337
Adjustments
     Restructuring charge                                          3,213              -
     Income of Australian subsidiary                                   -         (1,237)
                                                               ---------      ---------

Comparable operating income                                    $   6,463      $   8,100
                                                               =========      =========

Net income                                                     $   1,856      $   5,325
Adjustments
     Restructuring charge                                          3,213              -
     Effect of restructuring charge on income taxes               (1,030)             -
     Income of Australian subsidiary                                   -           (827)
                                                               ---------      ---------

Comparable net income                                          $   4,039      $   4,498
                                                               =========      =========

Diluted earnings per share                                     $    0.07      $    0.18
                                                               =========      =========

Comparable diluted earnings per share                          $    0.14      $    0.16
                                                               =========      =========

The Company also reported that it had completed a stock buy-back program announced in August. Under this program, the Company purchased 2,800,000 common shares at an aggregate cost of $23,145,000, or $8.27 per share, including commissions. While this program had no measurable effect on earnings per share for the quarter, its benefits will be apparent in future periods.

"While we are happy to be reporting EPS at the higher end of the guidance range, we are not satisfied with the rate of first quarter growth," said Brian E. Levy, President and Chief Executive Officer. "Over the past seven months, we have crafted a number of very specific sales and marketing initiatives intended for rollout during the holiday season. That rollout, and a series of significant launches of new consumer technologies are now underway, and we have every intention and resolve to produce significantly better results during the second quarter. We are already encouraged by sales and margin trends thus far in October and believe the actions we have taken will result in the Company achieving positive comparable earnings growth in the second quarter. We are also glad to report the swift completion of our third share buyback program and the initiation of our fourth share repurchase, all of which we feel benefits our shareholders," Levy concluded.

InterTAN, Inc., headquartered in Toronto, operates through approximately 900 company retail stores and dealer outlets in Canada under the trade name RadioShack(R) and Rogers AT&T Wireless Communications Express (R). The Company's Australian subsidiary was sold effective April 30, 2001.

InterTAN will announce its October sales results on November 8, 2001.

Certain information disclosed in this press release, including, among others, statements regarding the impact of the Company's new sales and marketing initiatives and the launch of new consumer technologies on the Company's future results constitutes forward-looking statements that involve risks and uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, consumer acceptance, demand and preferences, product availability, development of new technology, global political and economic conditions, and other risks indicated in filings with the Securities and Exchange Commission such as InterTAN's previously filed periodic reports, including its Form 10-K for the 2001 fiscal year.

                                 -tables follow-

Consolidated Statements of Operations
(U.S. dollars in thousands, except per share data)
(Unaudited)

                                                                        Three months ended
                                                                            September 30
                                                                         2001          2000
      =========================================================================================
      Net sales and operating revenues                                $ 90,365      $ 119,951
      Other income                                                          11             59
      -----------------------------------------------------------------------------------------
                                                                        90,376        120,010

      Operating costs and expenses:
         Cost of products sold                                          54,862         72,202
         Selling, general and administrative expenses                   27,702         36,879
         Depreciation and amortization                                   1,349          1,592
         Restructuring charge                                            3,213              -
      -----------------------------------------------------------------------------------------
                                                                        87,126        110,673
      -----------------------------------------------------------------------------------------

      Operating income                                                   3,250          9,337

      Foreign currency transaction gains (losses)                          139           (126)
      Interest income                                                      726            434
      Interest expense                                                    (104)          (124)
      -----------------------------------------------------------------------------------------

      Income before income taxes                                         4,011          9,521
      Income taxes                                                       2,155          4,196
      -----------------------------------------------------------------------------------------

      Net income                                                      $  1,856      $   5,325
      =========================================================================================

      Basic net income per average common share                       $   0.07      $    0.19
      Diluted net income per average common share                     $   0.07      $    0.18
      -----------------------------------------------------------------------------------------

      Average common shares outstanding                                 27,835         28,032
      Average common shares outstanding assuming dilution               28,308         28,950
      =========================================================================================

Consolidated Balance Sheets
(U.S. dollars in thousands, except share amounts)
(Unaudited)

                                                                       September 30    June 30   September 30
                                                                           2001          2001        2000
=============================================================================================================
Assets
Current Assets
  Cash and short-term investments                                        $  55,299    $  86,233    $  10,302
  Accounts receivable, less allowance for doubtful accounts                 21,390       12,598       22,132
  Inventories                                                               88,519       90,394      140,103
  Other current assets                                                       2,651        1,151        1,499
  Deferred income taxes                                                      2,196        2,290        2,248
-------------------------------------------------------------------------------------------------------------
     Total current assets                                                  170,055      192,666      176,284

Property and equipment, less accumulated depreciation
   and amortization                                                         19,660       19,817       24,061
Other assets                                                                    13           16           28
Deferred income taxes                                                        2,907        3,031        2,445
-------------------------------------------------------------------------------------------------------------
Total Assets                                                             $ 192,635    $ 215,530    $ 202,818
=============================================================================================================

Liabilities  and Stockholders' Equity
Current Liabilities
  Short-term bank borrowings                                             $       -    $       -    $   6,655
  Accounts payable                                                          13,490       20,034       35,000
  Accrued expenses                                                          16,971       13,650       13,882
  Income taxes payable                                                      21,242       24,913       25,343
  Deferred service contract revenue - current portion                        5,418        5,507        5,756
-------------------------------------------------------------------------------------------------------------
     Total current liabilities                                              57,121       64,104       86,636

Deferred service contract revenue - non current portion                      4,490        4,599        4,887
Other liabilities                                                            2,245        2,518        5,851
-------------------------------------------------------------------------------------------------------------
     Total liabilities                                                      63,856       71,221       97,374
=============================================================================================================

Stockholders' Equity
Preferred stock, no par value, 1,000,000 shares authorized,
  none issued or outstanding                                                     -            -            -
Common stock, $1 par value, 40,000,000 shares authorized,
  31,495,255, 31,225,048 and 30,638,135, respectively, issued               31,495       31,225       30,638
Additional paid-in capital                                                 153,820      151,744      147,303
Common stock in treasury, at cost, 5,010,168, 3,101,818
  and 3,027,150 shares, respectively                                       (51,079)     (35,405)     (34,529)
Retained earnings (deficit)                                                 15,608       13,752       (4,450)
Accumulated other comprehensive loss                                       (21,065)     (17,007)     (33,518)
-------------------------------------------------------------------------------------------------------------
     Total stockholders' equity                                            128,779      144,309      105,444
=============================================================================================================

     Commitments and contingencies
Total Liabilities and Stockholders' Equity                               $ 192,635    $ 215,530    $ 202,818
=============================================================================================================